UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2013

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in more detail under Item 2.01 of this Current Report on Form 8-K, on October 1, 2013, Ballantyne Strong, Inc., a Delaware corporation (“Ballantyne”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Sony Electronics Inc., a Delaware corporation (“Sony”), pursuant to which Ballantyne acquired all of the issued and outstanding shares of capital stock (the “Acquisition”) of Sony’s wholly-owned subsidiary, Convergent Corporation, a Georgia corporation (“Convergent”). Convergent’s wholly-owned subsidiary, Convergent Media Systems Corporation, a Georgia corporation (“CMS”), provides video integration services to the enterprise market and creates and delivers digital signage content to the digital out-of-home market. CMS operates from its offices in the United States and Canada and has customers in North America.

The information relating to the Acquisition and Purchase Agreement disclosed under Item 2.01 of this Current Report on Form 8-K is also responsive to this Item 1.01 and is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2013, Ballantyne consummated the Acquisition of Convergent in accordance with the terms and conditions of the Purchase Agreement.

At the closing of the Acquisition, Ballantyne paid Sony a total of $17.4 million, which was the purchase price for Convergent of $16 million as adjusted for CMS’s cash on hand in Canada and as further adjusted for a working capital variance based upon CMS’s targeted working capital.  The purchase price is subject to further adjustment pursuant to a final working capital adjustment, which will be calculated within 90 days following the closing date. Settlement of the final working capital adjustment will occur within three days of the final working capital being agreed upon by both parties. Ballantyne financed the acquisition by using available cash on hand.

The Purchase Agreement includes customary representations, warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other matters.

The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

The representations and warranties contained in the Purchase Agreement were made by the parties to each other as of specific dates and the assertions embodied in these representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2013, Ballantyne issued a press release announcing its entry into the Purchase Agreement and consummation of the Acquisition described above in Items 1.01 and 2.01 of this Current Report on Form 8-K. Ballantyne’s press release is attached hereto as Exhibit 99.1 and is furnished herewith, and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits.

(a)           The required financial statements of Convergent will be filed by amendment to this Current Report on Form 8-K not later than December 13, 2013 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

(b)          The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than December 13, 2013 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

(c)           Not applicable.

(d)          The exhibits listed in the accompanying exhibit index are filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2013

BALLANTYNE STRONG, INC.

By:	/s/ Mary A. Carstens
Mary A. Carstens
Chief Financial Officer

BALLANTYNE STRONG, INC

Exhibit Index to Current Report on Form 8-K

Dated October 1, 2013

Exhibit
Number

(2.1)	Stock Purchase Agreement, dated as of October 1, 2013, by and between Ballantyne Strong, Inc., and Sony Electronics Inc.

(99.1)	Press Release of Ballantyne Strong, Inc. dated October 1, 2013, announcing the acquisition of Convergent Corporation.